Exhibit 10.4

EXECUTION COPY

WARRANT AGREEMENT

WARRANT AGREEMENT (“Agreement”), dated as of March 6, 2008, by and between POWER-ONE, INC., a Delaware corporation (the “Company”) and PWER BRIDGE, LLC, a Nevada limited liability company (“PB”), the “Initial Registered Holder,” and, collectively, with its permitted assignees, the “Registered Holder”).

WHEREAS, the Company and PB have agreed to amend and restate the terms of that certain Loan Agreement, dated as of September 28, 2006 in order to, among other things, extend the term of the related Note (the “Loan”); and

WHEREAS, in connection with such amendment, the Company has agreed to grant to the Registered Holder a warrant (together with any replacement or substitute warrant hereunder, the “Warrant”) on the date hereof (the “Issue Date”) to purchase in the aggregate for the Registered Holder 2,000,000 shares (as adjusted pursuant to Section 6.1) of the fully paid and nonassessable Common Stock of the Company (each such term as defined herein) (the “Shares”) at a purchase price equal to the Warrant Exercise Price (as defined herein) and on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

.1            Certain Definitions.  As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” means, when used with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of the foregoing, the term “controls” (including the correlative meanings “controlled by” or under “common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Close of Business” means 5:00 p.m. in the City of New York, New York.

“Closing Price” of a share of Common Stock on any Trading Day means (i) the last reported sales price, regular way, for such Trading Day as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, for such Trading Day as reported on the National Market tier of The Nasdaq Global Market or, if the Common Stock is not quoted on such National Market tier, the average of the highest bid and lowest asked prices on such Trading Day as reported on The Nasdaq Global Market, or (iii) if the Common  Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Global Market, the average of the highest bid and lowest asked prices on such Trading Day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

“Common Stock” means the common stock par value $0.001 per share, of the Company as they exist on the date of this Agreement, any capital stock of the Company into or for which such Common Stock may hereafter be changed, converted or exchanged, and, where appropriate, the other securities or property (including cash) acquirable upon exercise of a Warrant following the happening of certain events as provided in Section 6.1 relating to fractional shares, or mergers, consolidations or similar events contemplated herein. “

“Company” means Power-One, Inc., a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all, or substantially all, of its business and assets.

“Convertible Securities” means any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Common Stock.

“Current Market Price”, on the Determination Date for any issuance of rights or warrants or any distribution in respect of which the Current Market Price is being calculated, shall mean the average of the daily Closing Prices of the Common Stock for the shortest of:

the period of 30 consecutive Trading Days commencing 45 Trading Days before such Determination Date;

the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or the distribution in respect of which the Current Market price is being calculated and ending on the last full Trading Day before such Determination Date; and

the period, if any, commencing on the date next succeeding the Ex- Dividend Date with respect to the next preceding issuance of rights or warrants or distribution for which an adjustment is required by the provisions of clause (iv) of the first sentence of Section 6.1(a), Section 6.1(b) or Section 6.1(c), and ending on the last full Trading Day before such Determination Date.

If the record date for an issuance of rights or warrants or a distribution for which an adjustment is required by the provisions of clause (iv) of the first sentence of Section 6.1(a), Section 6.1(b) or Section 6.1(c) (the “preceding adjustment event”) precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Board of Directors, of the capital stock, rights, warrants, assets or evidences of indebtedness issued or distributed in respect of each share of Common Stock in such preceding adjustment event.  Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which clauses (i), (ii), (iii) or (v) of the first sentence of Section 6.1(a) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Common Stock during such period.

“Determination Date” for any issuance of rights or warrants or any distribution to which Section 6.1(b) or Section 6.1(c) applies shall mean the earlier of (i) the record date for the determination of stockholders entitled to receive the rights or warrants or the distribution to which such Section applies and (ii) the Ex-Dividend Date for such right, warrants or distribution.

“Ex-Dividend Date” shall mean the date on which “ex-dividend” trading commences for a dividend, an issuance of rights or warrants or a distribution to which any of Section 6.1(a), Section 6.1(b) or Section 6.1(c) applies in the over-the-counter market or on the principal exchange on which the Common Stock is then quoted or listed.

“Exercise Date” means, in connection with any exercise of a Warrant, the date as of which all of the requirements of the first sentence of Section 3.2(a), as modified by the provisions of Section 3.2(b), have first been satisfied with respect to such Warrant exercise.

“HSR Act and Rules” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental agency or authority or other entity and shall include any successor (by merger or otherwise) of such entity.

“SEC” means the Securities and Exchange Commission and any successor to the functions of the Securities and Exchange Commission.

“Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading, or The Nasdaq Global Market, as applicable, if the Common Stock is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Common Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Global Market, any Business Day.

.2             Additional Definitions.

Agreement	Preamble
Change Event	6.1(h)
Company SEC Documents	4.1(a)(v)
Exchange Act	4.1(a)(i)
Exercise Period	3.1
Expiration Date	3.1
Extraordinary Cash Dividend	6.1(c)
Initial Registered Holder	Preamble

Issue Date	Preamble
Loan	Preamble
Preference Shares	4.1(a)(ii)
Registered Holder	4.1(a)(v)
Remaining Warrants	2.1(a)
Securities Act	4.1(a)(v)
Shares	4.1(a)(v)
PB	Preamble
Vesting Date	2.1(b)
Warrant	Preamble
Warrant Exercise Price	3.2(b)

.1            Terms Generally.  The definitions in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  All references herein to Sections and Exhibits shall be deemed references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require.  Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions).  Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days.  If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.  All references to “dollar”, “$” or any variant thereof in this Agreement means United States dollars.

SECTION 2

.1            Issuance of Warrant; Form of Warrant.

(a)           On the date hereof, the Company will issue and deliver to the Initial Registered Holder its Warrant, which shall be in the form of Exhibit A (the “Warrant”).

(b)           The Warrant of the Registered Holder will vest and first become exercisable in accordance with the following schedule (each such date of vesting, herein a “Vesting Date”):

i.                Warrants for 500,000 shares will be immediately vested and exercisable and during the Exercise Period, will not be subject to relinquishment or termination upon repayment of the Loan or any other subsequent event;

ii.             In the event the Loan has not been paid in full by the Close of Business on September 30, 2008, Warrants for an additional 750,000 shares will become vested and exercisable immediately after the Close of Business on such date and during the Exercise Period, will not be subject to relinquishment or termination upon repayment of the Loan or any other subsequent event; and

iii.          In the event the Loan has not been paid in full by the Close of Business on March 31, 2009, Warrants for an additional 750,000 shares will become vested and exercisable immediately after the Close of Business on such date and during the Exercise Period, will not be subject to relinquishment or termination upon repayment of the Loan or any other subsequent event.

For the avoidance of doubt, and solely as an example, to the extent the Loan is paid in full after September 30, 2008 but on or before the Close of Business on March 30, 2009, Warrants for a total of 1,250,000 shares (consisting of Warrants for the original 500,000 shares plus 750,000 shares that vest on September 30, 2008) shall be vested and remain outstanding and shall be exercisable in accordance with the terms of this Agreement, until the Close of Business on the Expiration Date.

Notwithstanding anything to the contrary contained herein, upon the occurrence of a Change Event, if any, the Warrants shall immediately vest and during the Exercise Period, will not be subject to relinquishment or termination upon repayment of the Loan or any other subsequent event.

(c)           The Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the President or other authorized officer of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.

SECTION 3

.1            Exercise Period.  Vested Warrants shall be exercisable, in whole or in part, at any time and from time to time, during the period beginning on the respective Vesting Dates and ending, at the Close of Business on the fifth (5th) anniversary of the Issue Date (or, if such day is not a Business Day, the immediately succeeding Business Day) (such period, an “Exercise Period” and the date on which the Exercise Period expires, the “Expiration Date”).

.2            Method of Exercise; Payment; Issuance of New Warrant.

(a)           Any vested Warrant may be exercised by the Registered Holder, in whole or in part, by the surrender of the Warrant (with the notice of exercise in the form of Exhibit 1 thereto duly executed) at the principal office of the Company and by the payment to the Company of an amount, in cash (by wire transfer, certified or bank cashier’s check), equal to the Warrant Exercise Price multiplied by the number of Shares then being purchased. Subject to Section 7.5, within ten (10) days after the Exercise Date, the Company shall cause to be issued and delivered to or upon the written order of the Registered Holder, and in such name or names as the Registered Holder may designate, a certificate for the Shares so purchased and, unless such Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which such Warrant shall not then have been exercised.  Such certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become the holder of record of such Shares, and shall possess all rights of a stockholder with respect to such Shares, as of the Exercise Date.

(b)           In lieu of payment of the Warrant Exercise Price by cash  (by wire transfer, certified or bank cashier’s check), the Registered Holder may elect to exchange all or some of the vested Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange.  If the Registered Holder elects to exchange this Warrant as provided in this Section 3.2(b), the Registered Holder will tender to the Company the vested Warrant for the amount being exchanged, along with written notice of the Registered Holder’s election to exchange some or all of the vested Warrant, and the Company will issue to the Registered Holder the number of shares of the Common Stock computed using the following formula:

X = Y (A-B)

A

Where X = the number of shares of Common Stock to be issued to the Registered Holder;

Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation);

A = the Current Market Price of one share of the Common Stock; and

B = Warrant Exercise Price (as adjusted to the date of such calculation).

All references herein to an “exercise” of the Warrant will include an exchange pursuant to this Section 3.2(b)

(c)           The initial exercise price of the Warrant (as the same may be adjusted from time to time pursuant to Section 6.1, the “Warrant Exercise Price”) with respect to each share of Common Stock shall be equal to $2.50.

SECTION 4

.1            Representations and Warranties of the Company; Certain Covenants.

(a)           The Company represents and warrants to the Registered Holder that:

Organization and Standing.  The Company (x) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the failure to be so qualified or licensed and in good standing (individually or in the aggregate) would have a material adverse effect on the Company, and (y) has all requisite corporate power and authority necessary to enable it to carry on its business as now conducted, to enter into this Agreement, to issue the Warrant and to carry out the transactions contemplated hereby and thereby.  True and accurate copies of the Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as amended and as currently in effect, have been made available to the Initial Registered Holder through the Company’s filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to December 31, 2007, and such documents constitute all of the constitutive or governing documents of the Company.

Authorization.  All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of  all obligations of the Company under, this Agreement and, upon issuance in accordance with the terms of this Agreement, the Warrant, and for the authorization, issuance and delivery of the Warrant and of the Shares issuable upon exercise of the Warrant has been taken.  This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes, and the Warrant when issued and delivered in accordance with the terms of this Agreement shall constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to:  (x) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (y) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

No Conflicts.  The execution and delivery by the Company of this Agreement and the Warrant and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and  will not conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration or any material obligation or to the loss of any material benefit under or result in or require the creation, imposition or extension of any lien, security interest, restriction or other encumbrance upon any of the Company’s properties or assets (other than those imposed under this Agreement or the Warrant) under (i) any oral or written contract, indenture, mortgage, lease, deed, commitment, agreement, arrangement or legally binding understanding or instrument, (ii) any provision of its constitutive or governing documents or (iii) any law, statute, ordinance, rule, regulation, judgment, order, decree or arbitral award, except for any such conflicts, violations, defaults, rights, obligations or losses that, individually or in the aggregate, would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated under this Agreement or the Warrant.

(b)           Reservation of Shares; Stock Fully Paid; Validity of Stock and Warrant.  The Shares, when issued upon exercise of the Warrant, shall be duly authorized, validly issued, fully paid, nonassessable, and free from all taxes (other than income taxes with respect to dividends or distributions thereon and taxes arising from the disposition thereof), liens, charges, security interests, restrictions and other encumbrances (except restrictions set forth in this Agreement or otherwise imposed under applicable securities laws).  The Company will at all times during the Exercise Period  reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, or its authorized and issued Common Stock held in treasury, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrant, the full number of Shares deliverable upon the exercise of the outstanding Warrant.  Before taking any action which would cause an adjustment pursuant to Section 6 reducing the Warrant Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrant, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Warrant Exercise Price as so adjusted.

(c)           Taxes.  The Company shall pay any and all issue, documentary stamp or other taxes (other than applicable income taxes) that may be payable in respect of any issuance or delivery of Shares.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Shares in a name other than that of a Registered Holder, and no such issuance or delivery shall be made unless and until the Person to which issuance and delivery is to be made has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(d)           Registration Rights Agreement.  [On the date hereof,] the Borrower shall deliver a Registration Rights Agreement to the Initial Registered Holder, in a form reasonably satisfactory to the Initial Registered Holder, which shall provide for the filing with the SEC and continued effectiveness of a registration statement on Form S-3 to provide for the sale, from time to time, by the Registered Holder of the Shares into which any of the Warrants have been exercised.

SECTION 5

.1            Representations and Warranties of the Registered Holder.  The Initial Registered Holder hereby makes the following representations and warranties for the benefit of the Company:

(a)           Authorization.  All corporate action on the part of the Initial Registered Holder that is necessary for the execution, delivery and performance by the Initial Registered

Holder of its obligations under this Agreement has been taken.  This Agreement has been duly executed and delivered by the Initial Registered Holder, and this Agreement constitutes the legal, valid and binding obligation of the Initial Registered Holder, enforceable against it in accordance with its terms, subject to:  (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(b)           Restrictions under Securities Laws.   The Initial Registered Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.  The Warrant and, if exercised, the Shares are being acquired by the Initial Registered Holder for its own account for investment and not with a view to the public distribution or resale thereof.  The Initial Registered Holder understands that the Warrant and Shares have not been registered under the Securities Act or any state securities or blue sky laws, by reason of their issuance in a transaction exempt from the registration requirements thereunder and may not be resold unless the subsequent disposition thereof is registered thereunder or is exempt from registration thereunder.

SECTION 6

.1            Adjustment of Warrant Exercise Price and Number of Shares Purchasable.  The Warrant Exercise Price of the Warrant and the number of Shares purchasable upon the exercise of the Warrant are subject to adjustment from time to time as set forth in this Section 6.1.

(a)           In case the Company shall at any time after the date of this Agreement: (i) pay a dividend to all the holders of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares,  (iii) combine the outstanding shares of Common Stock into a smaller number of shares, (iv) pay a dividend to all the holders of the Common Stock in shares of its capital stock (other than Common Stock), or (v) issue any shares of its capital stock by reclassification of the shares of Common Stock (other than any reclassification by way of merger or binding share exchange that is subject to Section 6.1(h)), the Warrant Exercise Price, and the number and kind of Shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the Warrant exercised after such time shall be entitled to receive the aggregate number and kind of Shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.  Such adjustment shall be made successively whenever any event listed above shall occur.  Subject to Section 6.1(f), for a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution, and for a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

(b)           In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the exercise price of the right or warrant to purchase such Convertible Securities, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such Convertible Securities) less than the Current Market Price per share on the Determination Date, the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion price of the Convertible Securities so offered, after adding thereto the aggregate exercise price of the rights or warrants to purchase such Convertible Securities) to holders of Common Stock (and to holders of Convertible Securities referred to in the following paragraph if the distribution to which this Section 6.1(b) applies is also being made to such holders) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible).  The adjustment contemplated by this Section 6.1(b) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the Close of Business on such record date; however, to the extent that shares of Common Stock (or Convertible Securities) have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, if all of the shares of Common Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), the Warrant Exercise Price shall be readjusted (but only with respect to Warrant exercised after such expiration) to the Warrant Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or Convertible Securities) actually issued upon the exercise of such rights or warrants (or the conversion of such Convertible Securities).

For purposes of this Section 6.1(b) the number of shares of Common Stock outstanding on any record date shall be deemed to include the maximum number of shares of Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this Section 6.1(b) is being applied) equal to or less than the Current Market Price per share of Common Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date.  In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company.  Shares of Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any computation under this Section 6.1(b).

(c)           In case the Company shall distribute to all holders of Common Stock evidences of its indebtedness or assets or subscription rights or warrants (excluding (x) dividends or distributions referred to in Section 6.1(a) and distributions of rights or warrants referred to in Section 6.1(b) and (y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are Extraordinary Cash Dividends), the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price on the Determination Date, less the fair market value (as determined by the Board of Directors of the Company) on such record date of the evidences of indebtedness, assets, subscription rights or warrants to be distributed to the holders of Common Stock (and to the holders of Convertible Securities referred to below if the distribution to which this Section 6.1(c) applies is also being made to such holders), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price.  For purposes of this Section 6.1(c), the number of shares of Common Stock outstanding on any record date shall be deemed to include the maximum number of shares of Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this Section 6.1(c) is being applied) equal to or less than the Current Market Price per share of Common Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date.

For purposes of this Section 6.1(c), the term “Extraordinary Cash Dividend” shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence.  If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment to the Warrant Exercise Price was previously made under this Section 6.1(c)) equals or exceeds on a per share basis 50% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

The adjustment pursuant to the foregoing provisions of this Section 6.1(c) shall be made successively whenever any distribution to which this Section 6.1(c) applies is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.  Shares of Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purposes of any such adjustment.

(d)           In the event that this Section 6.1 requires adjustments to the Warrant Exercise Price and number of Shares purchasable under more than one of clause (iv) of the first sentence of Section 6.1(a), Section 6.1(b) or Section 6.1(c), and the record dates for the distribution giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 6.1(a), second the provisions of Section 6.1(c) and, third, the provisions of Section 6.1(b).

(e)           No adjustment in the Warrant Exercise Price shall be required if the amount of such adjustment shall be less than 25 cents per Share; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 6.1 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

(f)            In any case in which this Section 6.1 shall require that an adjustment in the Warrant Exercise Price be made effective as of the record date for a specified event, the Company may elect to defer until the occurrence of such event (x) issuing to the holder of the Warrant exercised after such record date the Shares, if any, issuable upon such exercise over and above the Shares, if any, issuable upon such exercise on the basis of the Warrant Exercise Price in effect prior to such adjustment and (y) paying to such holder cash or its check in lieu of any fractional interest to which such holder would be entitled pursuant to Section 6.2; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Shares and such cash upon the occurrence of the event requiring such adjustment.

(g)           Upon each adjustment of the Warrant Exercise Price as a result of the calculations made in subsections (a), (b), (c) or (i) of this Section 6.1, each Warrant outstanding prior to the making of the adjustment in the Warrant Exercise Price shall thereafter evidence the right to purchase, at the adjusted Warrant Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by (A) multiplying the number of Shares purchasable upon exercise of a Warrant prior to adjustment of the number of Shares by the Warrant Exercise Price in effect prior to adjustment of the Warrant Exercise Price and (B) dividing the product so obtained by the Warrant Exercise Price in effect after such adjustment of the Warrant Exercise Price.

(h)           If the Company consolidates with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another Person or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (any such event a “Change Event”), the Company (or its successor in such transaction) or the transferee  of such properties and assets shall make appropriate provision so that the Warrant then outstanding shall thereafter be exercisable, upon the terms and conditions specified in this Agreement, for the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of Shares purchasable upon exercise of such Warrant immediately before the effective date of such transaction (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto, and received per Share the kind and amount of securities, cash or other assets received per share of Common Stock by a plurality of the nonelecting shares of Common Stock); and in any such case, if necessary, the provisions set forth in this Section 6.1 with respect to the rights and interests thereafter of the holders of the Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such other securities or assets thereafter deliverable on the exercise of the Warrant.  The subdivision or combination of the Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock for the purposes of this subsection.  The Company shall not effect any such consolidation, merger, transfer or binding share exchange unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the Person purchasing such assets or other appropriate Person shall assume, by written instrument, the obligation to deliver to the holder of the Warrant such securities, cash or other assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement.

(i)            The Company may make such reductions in the Warrant Exercise Price, in addition to those required by subsections (a), (b) and (c) of this Section 6.1, as it shall in its sole discretion determine to be advisable.

.2            Fractional Shares.  If the number of Shares purchasable upon the exercise of the Warrant is adjusted pursuant to of Section 6.1(g), the Company shall nonetheless not be required to issue fractions of Shares upon exercise of the Warrant or to distribute share certificates which evidence fractional Shares.  In lieu of fractional Shares, there shall be paid to the Registered Holder at the time the Warrant is exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Share.  For purposes of this Section 6.2, the current market value of a Share shall be the Closing Price of a Share for the Trading Day immediately prior to the date of such exercise.

.3            Notices to Warrantholder.

(a)           Upon any adjustment of the Warrant Exercise Price pursuant to Section 6.1, the Company within 20 days thereafter shall cause to be given to the Registered Holder written notice of such adjustment setting forth the Warrant Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares (or portion thereof) purchasable upon exercise of a Warrant after such adjustment in the Warrant Exercise Price.  Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of Section 6.3(b).

(b)           In case:

the Company shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than dividends payable in Common Stock); or

of any consolidation, merger or binding share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding Shares issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

the Company proposes to take any action (other than actions of the character described in Section 6.1(a), except as required under (iii) above) which would require an adjustment of the Warrant Exercise Price pursuant to Section 6.1;

then the Company shall cause to be given to the Registered Holder at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a written notice stating (x) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (y) the date on which any such consolidation, merger, binding share exchange, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, binding share exchange, conveyance, transfer, dissolution, liquidation or winding up.  The failure to give the notice required by this Section 6.3(b) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, binding share exchange, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

SECTION 7

.1            Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership, and the loss, theft, destruction or mutilation, of a certificate representing a Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of such Warrant, the Company will execute and deliver in lieu thereof a new certificate representing such Warrant of like tenor.

.2            No Rights or Liabilities as Stockholder. Nothing contained in this Agreement or in the Warrant shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders for the election of directors of the Company or any other matter or any rights whatsoever as shareholders of the Company.

.3            Governmental Approvals; Regulatory Compliance; Standstill Period.

(a)           The Company shall from time to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and filings under federal and state laws or with any securities exchange or association on which the Common Stock is listed, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant, the exercise of the Warrant and the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrant; provided, however, the foregoing shall not be construed to impose upon the Company any obligation to register the issuance to or resale by the Registered Holder of the Shares under the Securities Act or any state securities laws.

(b)           Without limiting the generality of the foregoing, in the event that the Company or the Registered Holder reasonably believes that the exercise of a Warrant and issuance of Shares acquirable upon such exercise requires prior compliance with the HSR Act and Rules, then any such exercise shall be contingent upon such prior compliance and shall, subject to effecting such compliance, be effective as of the Exercise Date.  In the event that compliance with the HSR Act and Rules with respect to a Warrant exercise is effected after the Expiration Date, such expiration of the Warrant shall not affect the Registered Holder’s right to exercise in accordance with a notice of exercise delivered to the Company in compliance with Section 3.2 prior to such Expiration Date.  To effect such compliance, the Company and the Registered Holder will, promptly following receipt by the Company of such Registered Holder’s notice of exercise or other written request, use their respective commercially reasonable efforts to make all filings necessary to cause the expiration or termination of any applicable waiting period under the HSR Act and Rules.  Each of the Company and the Registered Holder shall bear and pay the costs or expenses that it incurs in complying with this Section 7.3, except that the Registered Holder shall pay any fee payable to the Federal Trade Commission or the Department of Justice (or any other governmental body then having jurisdiction with respect to the HSR Act and Rules) in connection with the filing of any reports under the HSR Act and Rules.

.4            Mechanics and Effects of Transfer.  An assignment, conveyance or other transfer of the Warrant or the rights hereunder shall be made on the books of the Company maintained for such purpose at the principal office of the Company upon surrender of any the Warrant together with a properly completed assignment in the form of Exhibit 2 to the form of Warrant attached hereto duly executed by the Registered Holder.  Upon any such registration of transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled.  Notwithstanding the foregoing, the Warrant and the rights under this Agreement may not be assigned, conveyed or transferred unless (i) such assignment, conveyance or transfer complies with all applicable securities laws and the provisions of this Agreement, including Section 7.5, and (ii) the transferee agrees in writing to be bound by the terms of this Agreement, including  the restrictions set forth in Section 7.5.

.5            Legends; Notations.

(a)           The certificates evidencing the Warrant and the Shares shall be imprinted with conspicuously noted legends substantially in the form of the legends set forth on the form of Warrant annexed as Exhibit A and any legend required by any applicable state securities law.

(b)           The Company shall make a notation on its stock books regarding the restrictions on transfer of the Warrant and Shares required by applicable securities and other laws and imposed pursuant to this Agreement and will transfer securities on the books of the Company only to the extent not inconsistent therewith. Without limiting the generality of the foregoing, the Company shall refuse to register any transfer of the Warrant or Shares not made in accordance with the registration requirements of the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.

SECTION 8

.1            Notices.  Any notice required or permitted under this Agreement shall be in writing and shall be delivered by hand or overnight courier service or by certified or registered mail, postage prepaid, return receipt requested, or by telecopier (answer back received), to the applicable party at its address set forth below (or to such other address or attention of such other Person as any party shall advise the other parties in writing).  Notice shall be deemed given upon actual receipt thereof.

To the Company:	Power-One, Inc.
740 Calle Plano
Camarillo, California 93012-8583
Telecopier No.: 805-383-5898
Attention: Randy Holliday, General Counsel

With a copy to:	O’Melveny & Myers LLP
1999 Avenue of the Stars
Los Angeles, California 90067
Telecopier No.: (310) 246-6779
Attention: David J. Johnson, Jr.

To PB:	PWER Bridge, LLC
c/o Stephens Inc.
111 Center Street
Little Rock, AR 72201
Telecopier No: 501-377-2677
Attention: Bill Keisler, Associate General Counsel

With a copy to:	Lionel Sawyer & Collins
300 South Fourth Street, Suite 1700
Las Vegas, Nevada 89101
Telecopier No: 702-383-8845
Attention: Matthew Watson

.2            Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall in no way be affected, impaired or invalidated.

.3            Headings. The headings set forth in this Agreement are for convenience of reference only and shall not be deemed to constitute a part hereof.

.4            Governing Law.  This Agreement and the Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Delaware, notwithstanding any otherwise applicable conflicts of laws principles.

.5            Successors and Assigns; No Third Party Beneficiaries.  This Agreement and the rights and obligations set forth herein shall inure to, and shall be binding upon, the Company and the Registered Holder and each of their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under, or by reason of, this Agreement, except as expressly provided in this Agreement.

.6            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company and the Registered Holder have executed this Agreement as of March 6, 2008.

POWER-ONE, INC.

By:	/s/ R. HOLLIDAY
	Name:	Randall H. Holliday
	Title:	Secretary

PWER BRIDGE, LLC.

By:	/s/ WILLIAM B. KEISLER
	Name:	William B. Keisler
	Title:	Authorized Representative

EXHIBIT A

(FORM OF WARRANT CERTIFICATE)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO COVENANTS IN THAT CERTAIN WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MARCH 6, 2008 BY AND BETWEEN THE COMPANY AND THE CERTAIN INITIAL REGISTERED HOLDER NAMED THEREIN CONTAINING, AMONG OTHER THINGS, RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES.  A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST.

VOID AFTER 5:00 P.M. NEW YORK CITY TIME
ON THE EXPIRATION DATE

SEE TERMS OF THE WARRANT AGREEMENT REFERRED TO HEREIN
FOR OTHER TERMS RELATING TO THE VESTING SCHEDULE AND THE
TERMINATION OF THE WARRANTS

Warrant No.:         1

Issue Date:            March 6, 2008

WARRANT TO PURCHASE COMMON STOCK
OF
POWER-ONE, INC.

THIS CERTIFIES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PWER BRIDGE, LLC., a Nevada limited liability company, or its permitted registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions of the Warrant Agreement (as defined below), to purchase from Power-One, Inc., a Delaware corporation (the “Company”), at any time and from time to time, subject to the terms and conditions relating to vesting and termination contained in the Warrant Agreement referred to below, on or prior to the Expiration Date, 2,000,000 shares of the Company at the Warrant Exercise Price, upon surrender of this Warrant at the principal office of the Company, together with a duly completed and executed notice of exercise in the form attached hereto and payment in cash (by wire transfer or by certified or bank cashier’s check), or on a cashless basis as provided in Section 3.2(b) of the Warrant Agreement, of the Warrant Exercise Price for each Share then being so purchased and any applicable transfer taxes. The Warrant Exercise Price and the number and kind of Shares purchasable upon exercise of this Warrant are subject to adjustment as provided in the Warrant Agreement.

This Warrant is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of a Warrant Agreement dated as of March 6, 2008 (the “Warrant Agreement”) by and between the Company and PWER Bridge, LLC, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Registered Holder of this Warrant, including without limitation the terms and conditions relating to vesting and termination of the Warrants contained in the Warrant Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Warrant Agreement.  Copies of the Warrant Agreement are on file at the principal office of the Company and may be obtained from the Secretary of the Company, without charge, upon written request by the Registered Holder.

The Registered Holder may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company in accordance with the terms and conditions set forth in the Warrant Agreement, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Registered Holder hereof as the owner for all purposes.

If this Warrant shall be exercised in part, the Registered Holder shall be entitled to receive upon surrender hereof, another Warrant or Warrants representing the unexercised portion of this Warrant.

No fractional shares of Common Stock will be issued upon the exercise of the Warrant, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

The Registered Holder shall not be entitled to vote with respect to or receive dividends on the Shares purchasable upon exercise of this Warrant or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon such Registered Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, until this Warrant shall have been exercised and the Shares issuable upon the exercise hereof shall have become deliverable as provided in the Warrant Agreement.

IN WITNESS WHEREOF, Power-One, Inc. has caused this Warrant to be executed by an authorized officer of the Company and attested by its Secretary or an Assistant Secretary.

POWER-ONE, INC.

By:	/s/ R. THOMPSON
Name: Richard J. Thompson
Title: Authorized Officer

Attest:	/s/ R. HOLLIDAY
Name: Randall H. Holliday
Title: Secretary or Assistant Secretary

Dated: